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                                                                       EXHIBIT 1

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                          NORTH AMERICAN PALLADIUM LTD.

                             MATERIAL CHANGE REPORT


TO:           British Columbia Securities Commission
              Alberta Securities Commission
              Saskatchewan Financial Services Commission, Securities Division Ontario Securities Commission
              Commission des valeurs mobilieres du Quebec
              Nova Scotia Securities Commission
              Securities Commission of Newfoundland and Labrador

ITEM 1.       REPORTING ISSUER

          The reporting issuer filing this material change report is North American Palladium Ltd. (the "Corporation"), Suite 2116, 130 Adelaide Street West, Toronto, Ontario, M5H 3P5.

ITEM 2.       DATE OF MATERIAL CHANGE

          July 7, 2005

ITEM 3.       NEWS RELEASE

          A news release was issued on July 7, 2005 through CNN Matthews news wire service.

ITEM 4.       SUMMARY OF MATERIAL CHANGE

          The Corporation announced that Michael P. Amsden will step down as Chairman of the Board of Directors effective January 1, 2006 and will remain a member of the Board. Andre J. Douchane, current President and Chief Executive Officer, will retire from the senior management team and will remain on the Board and assume the role of Chairman upon Mr. Amsden's retirement. Mr. Douchane will continue as Chief Executive Officer until his replacement has been appointed.

ITEM 5.       FULL DESCRIPTION OF MATERIAL CHANGE

          The Corporation announced that Michael P. Amsden has chosen to step down as Chairman of the Board of Directors effective January 1, 2006. Mr. Amsden will remain a member of the Board. Andre J. Douchane, current President and Chief Executive Officer, will retire from the senior management team. Mr. Douchane will remain on the Board and assume the role of Chairman upon Mr. Amsden's retirement. Mr. Douchane will continue as Chief Executive Officer until his replacement has been appointed. The Company has commenced an executive search process for a new Chief Executive Officer.

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ITEM 6.       RELIANCE ON SUBSECTION 7.1(2) OR (3) OF NATIONAL INSTRUMENT 51-102

          N/A

ITEM 7.       OMITTED INFORMATION

          N/A

ITEM 8.       EXECUTIVE OFFICER

          Mary D. Batoff, Vice President, Legal and Secretary

          Tel.:  416-360-2655

ITEM 9.       STATEMENT OF EXECUTIVE OFFICER

          The foregoing accurately discloses the material change referred to herein.

          DATED at Toronto, this 15th day of July, 2005.



                                        NORTH AMERICAN PALLADIUM LTD.



                                        Per:    "MARY D. BATOFF" (SIGNED)
                                             -----------------------------------
                                             Mary D. Batoff
                                             Vice President, Legal & Secretary


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                                                        2116-130 ADELAIDE ST. W.
                                                             TORONTO, ON M5H 3P5
                                                                 T. 416.360.7590
                                                                 F. 416.360.7709
[LOGO] North American Palladium Ltd.                         WWW.NAPALLADIUM.COM
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For Immediate Release                                               News Release
July 7, 2005                                            Trading Symbol TSX - PDL
                                                                      AMEX - PAL


             NORTH AMERICAN PALLADIUM LTD. ANNOUNCES CHANGES TO THE
                EXECUTIVE MANAGEMENT TEAM AND BOARD OF DIRECTORS


TORONTO, ONTARIO -- North American Palladium Ltd. announced today that Michael
P. Amsden has chosen to step down as Chairman of the Board of Directors effective January 1, 2006. The Company is pleased that he will remain a member of the Board. Andre J. Douchane, current President and Chief Executive Officer, will retire from the senior management team. Mr. Douchane will remain on the Board and assume the role of Chairman upon Mr. Amsden's retirement. Mr. Douchane will continue as Chief Executive Officer until his replacement has been appointed. The Company has commenced an executive search process for a new Chief Executive Officer.

Mr. Amsden, who has played a pivotal role in the development of the Lac des Iles mine, has been a Director since 1995 and Chairman for the past four years. Before joining the Board, Mr. Amsden held various senior management positions with Falconbridge Ltd. and Kidd Creek Mines Ltd.

In his new role as the Chairman of North American Palladium, Mr. Douchane will provide leadership with respect to North American Palladium's merger and acquisition initiatives, investor relations activities, corporate strategy and future mining projects, including speaking engagements as a Company representative. Mr. Douchane's decision to retire from a full-time management role is based on personal reasons. Mr. Douchane stated, "I am very much looking forward to my new role at North American Palladium where I will be focusing my efforts to helping the Company achieve its strategic objectives." Mr. Douchane joined North American Palladium in early 2003 and, prior to this position, served in senior management positions with several international precious and base metal mining companies, including Franco-Nevada Mining Company Ltd., Battle Mountain Gold Company, Round Mountain Gold Corporation, and Asarco, Inc.

"North American Palladium is entering the next important stage of its development," said Michael P. Amsden, "This Company has moved a long way from a small-scale mining operation in 1995, to its current position as a mid-tier Platinum Group Metal producer. With a leading mining operation, a highly experienced management team, a strong


News Release, July 7, 2005,        Page 1 of 2     North American Palladium Ltd.

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balance sheet and a strong portfolio of PGM and base metal exploration properties, the Company is positioned to continue its growth in the metal markets. I look forward to continuing to work with my fellow directors to advance the Company to new heights. On a personal note, I would like to extend my sincerest thanks to the Board of Directors, and the senior management team, for their role in bringing North American Palladium to its current position in the PGM sector. I am very pleased that Andre will continue to be involved in our organization and we will continue to look to him for guidance and direction."


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NORTH AMERICAN PALLADIUM'S LAC DES ILES MINE IS CANADA'S ONLY PRIMARY PRODUCER
OF PLATINUM GROUP METALS AND IS ONE OF THE LARGEST OPEN PIT BULK MINEABLE PALLADIUM RESERVES IN THE WORLD. THE COMPANY ALSO EARNS SUBSTANTIAL REVENUE FROM BY-PRODUCT NICKEL, PLATINUM, GOLD AND COPPER. IN ADDITION TO OPERATING LAC DES ILES, THE COMPANY'S MANDATE IS TO EXPAND ITS PRODUCTION PROFILE THROUGH AN AGGRESSIVE EXPLORATION CAMPAIGN, DESIGNED TO INCREASE ITS EXPOSURE TO BASE AND PRECIOUS METALS. PALLADIUM USE IN THE AUTO INDUSTRY CONTINUES TO BE AN IMPORTANT COMPONENT IN CONTROLLING EXHAUST EMISSIONS AS MANDATED BY MORE STRINGENT HYDROCARBON EMISSIONS STANDARDS FOR CARS, PARTICULARLY IN THE UNITED STATES, EUROPE AND JAPAN. PALLADIUM IS ALSO USED IN THE DENTAL, ELECTRONICS, JEWELLERY AND CHEMICAL SECTORS.

For further information contact:
Andre J. Douchane - President & CEO
Tel:  (416) 360-2656       email: ADOUCHANE@NAPALLADIUM.COM

Krista M. Muhr, Manager, Investor Relations
Tel:  (416) 360-2652       email: KMUHR@NAPALLADIUM.COM

Forward-Looking Statements - Certain statements included in this news release and material change report are forward-looking statements which are made pursuant to the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. They include estimates and statements that describe the Company's future plans, objectives and goals, including words to the effect that the Company or management expects a stated condition or result to occur. For a more comprehensive review of risk factors, that may effect plans or expected results, please refer to the Company's most recent Annual Report under "Management's Discussion and Analysis of Financial Results" and Annual Information Form under "Risk Factors" on file with the U.S. Securities and Exchange Commission and Canada provincial securities regulatory authorities. The Company disclaims any obligation to update or revise any forward-looking statements whether as a result of new information, events or otherwise. Readers are cautioned not to put undue reliance on these forward-looking statements.


News Release, July 7, 2005,        Page 2 of 2     North American Palladium Ltd.